                          21ST CENTURY TELECOM GROUP, INC.

          COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES, INTEREST
                    CHARGES AND PREFERRED STOCK REQUIREMENTS

                                                                                          YEAR ENDED MARCH 31,
                                                                   -----------------------------------------------------------
                                                                          1998           1997           1996           1995
                                                                   -----------------------------------------------------------
1.   EARNINGS
     (a)  Loss before interest expense and income taxes            $ (11,089,186)  $ (2,379,449)    $ (811,921)   $  (663,886)
     (b)  Portion of rental expense representative of
          the interest factor (1)                                       (220,918)       (18,384)       (11,422)        (8,855)
                                                                   -----------------------------------------------------------
     Total of 1(a) and 1(b)                                        $ (10,868,268)  $ (2,361,065)    $ (800,499)   $  (655,031)
2.   COMBINED FIXED CHARGES
     (a)  Total interest expense                                   $   3,941,358   $    437,843     $  214,688    $   115,428
     (b)  Portion of rental expense representative of the
          interest factor (1)                                            220,918         18,384         11,422          8,855
     (c)  Dividends and accretion on Class A Convertible 8%
          Cumulative preferred stock                                   3,173,525        478,981              -              -
     (d)  Dividends and accretion on 13 3/4% Senior Cumulative
          Exchangeable preferred stock due 2010                        1,060,938              -              -              -
                                                                   -----------------------------------------------------------
     Total Combined Fixed Charges (2(a) through 2(c))

     Combined Fixed Charges (2(a) through 2(d)                         8,396,739        935,208        226,110        124,283
                                                                   -----------------------------------------------------------

     Total Interest Charges (2(a) through 2(b))                        4,162,276        456,227        226,110        124,283
                                                                   -----------------------------------------------------------

     Total Preferred Stock Requirements (2(c)

     Preferred Stock Requirements (2 (c) through 2(d))              $  4,234,463     $  478,981     $        -    $      -
                                                                   -----------------------------------------------------------

3.   RATIO OF EARNINGS TO COMBINED FIXED CHARGES                           (1.29)         (2.52)         (3.54)         (5.27)
                                                                   -----------------------------------------------------------
                                                                   -----------------------------------------------------------

     RATIO OF EARNINGS TO INTEREST CHARGES                                 (2.61)         (5.18)         (3.54)         (5.27)
                                                                   -----------------------------------------------------------
                                                                   -----------------------------------------------------------

     RATIO OF EARNINGS TO PREFERRED STOCK REQUIREMENTS                     (2.57)         (4.93)           N/A            N/A
                                                                   -----------------------------------------------------------
                                                                   -----------------------------------------------------------
4.   DEFICIENCY RELATED TO LESS THAN ONE-TO-ONE COVERAGE:

     Ratio of Earnings to  Combined Fixed Charges                     19,265,007      3,296,273      1,026,609        779,314
                                                                   -----------------------------------------------------------
                                                                   -----------------------------------------------------------

     Ratio of Earnings to Interest Charges                            15,030,544      2,817,292      1,026,609        779,314
                                                                   -----------------------------------------------------------
                                                                   -----------------------------------------------------------

     Ratio of Earnings to Preferred Stock Requirements                15,102,731     2,840,046             N/A           N/A
                                                                   -----------------------------------------------------------
                                                                   -----------------------------------------------------------

(1) We consider one-third of total rental expense to represent return on capital.

                                                                        Page 66